UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2014

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2014, the Company appointed Mr. Gardner H. Dudley as the Company’s President, Capital Assets Group.  Mr. Dudley, age 39, reports to Mr. William P. Angrick, III, the Company’s Chairman and Chief Executive Officer.  In this role, Mr. Dudley will focus on anticipating and meeting client needs for superior service, scale, and results while building an integrated, global capital assets business serving the energy, transportation and manufacturing industry segments.  Mr. Dudley joined the Company’s leadership team in 2010 when the Company acquired Network International.  Prior to his new role, Mr. Dudley was the Company’s Global Sales Vice President, Capital Assets Group and prior to this position, Mr. Dudley held the positions of VP and General Manager of Network International from October 2012 until March 2014 and, prior to that, Chief Operating Officer for Network International from June 2008 to October 2012.  Mr. Dudley holds a bachelor degree in business administration from the University of Texas at Austin.  In connection with his appointment, Mr. Dudley’s base salary has been increased to $225,000 and his target bonus percentage has been increased to 60% of his base salary based on the achievement of certain performance milestones.  In addition, subject to approval of the Board of Directors, Mr. Dudley will receive a grant of 25,000 shares of restricted stock that will vest over a four year vesting schedule commencing on October 1, 2014. There are no family relationships between Mr. Dudley and any other director or executive officer of the Company.  The Company had no transactions, and has no transaction proposed, in which Mr. Dudley, or any member of his immediate family, has a direct or indirect material interest.

Mr. Dudley replaces Mr. Thomas Burton in this role who has now accepted a new role as Executive Vice President, Federal Sector.  In this newly created role, Mr. Burton will manage the Company’s ongoing Department of Defense relationship, including the roll out of our new surplus contract, and will also pursue selected new business opportunities in the Federal sector. In connection with his appointment as Executive Vice President, Federal Sector, the Company and Mr. Burton intend to amend his current Executive Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: October 3, 2014	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary